Exhibit 10.4

EQUITY PLEDGE AGREEMENT

THIS EQUITY PLEDGE AGREEMENT (as from time to time amended, supplemented, restated or otherwise modified, this “Agreement”), dated as of February 24, 2012, is made by EXACTECH, INC., a Florida corporation (“Borrower”), the Subsidiaries of Borrower signatory hereto (Borrower and each Subsidiary of Borrower a party hereto shall be collectively known as the “Pledgors”, and individually as a “Pledgor”), in favor of SUNTRUST BANK, in its capacity as administrative agent (the “Administrative Agent”) for the several banks and other financial institutions and lenders (the “Lenders”) from time to time party to the Credit Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Borrower, the Lenders, Administrative Agent and SunTrust Bank, as Issuing Bank and as Swingline Lender, have entered into that certain Revolving Credit and Term Loan Agreement, dated as of the date hereof (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed to establish a revolving credit facility in favor of and extend term Loans to Borrower and the Issuing Bank has agreed to establish a letter of credit subfacility in favor of Borrower; and

WHEREAS, Pledgors are the record and beneficial owner of the Pledged Interests (as defined below); and

WHEREAS, in order to induce the Lenders and Administrative Agent to enter into the Credit Agreement, Guaranty Agreement and other Loan Documents, Pledgors have agreed to execute and deliver to Administrative Agent, for the benefit of Administrative Agent and the Lenders, this Agreement as security for the Secured Obligations (as defined below); and

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1

DEFINITIONS

SECTION 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Collateral” shall mean, collectively, (a) the Pledged Interests; (b) all Future Rights, (c) all other Pledged Property, whether now or hereafter delivered to Administrative Agent in connection with this Agreement; and (d) all Proceeds of any of the foregoing. The Collateral shall expressly exclude (i) the Equity Interests constituting more than sixty-five percent (65%) of all issued and outstanding Equity Interests of any Subsidiary of any Pledgor which Subsidiary is a Tier-1 Foreign Subsidiary, (ii) all issued and outstanding Equity Interests of each Foreign Subsidiary of a Pledgor which Foreign Subsidiary is not a Tier-1 Foreign Subsidiary, and (iii) all issued and outstanding Equity Interests of each Chinese Subsidiary which Chinese Subsidiary is not a Material Chinese Subsidiary.

“Distributions” shall mean all dividends paid in the form of Equity Interests, liquidating dividends, Equity Interests resulting from equity interest splits, reclassifications, warrants, options, non-cash dividends and other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Pledged Interests or other Equity Interests constituting Collateral, but shall not mean Dividends.

“Dividends” shall mean cash dividends and cash distributions with respect to any Pledged Interests made out of capital surplus.

“Equity Interests” means all securities, shares, units, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company, or similar entity, whether voting or nonvoting, certificated or uncertificated, including general partner partnership interests, limited partner partnership interests, common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

“Event of Default” shall mean any event described in Section 5.1.

“Foreign Subsidiary” shall mean any Subsidiary that is organized under the laws of a jurisdiction other than one of the fifty states of the United States or the District of Columbia.

“Future Rights” shall mean: (a) all Equity Interests (other than Pledged Interests) of the Issuers, and all securities convertible or exchangeable into, and all warrants, options, or other rights to purchase, Equity Interests of the Issuers; and (b) the certificates or instruments representing such Equity Interests, convertible or exchangeable securities, warrants, and other rights and all dividends, cash, options, warrants, rights, instruments, and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of such Equity Interests.

“Issuers” shall mean each of the Persons identified as an Issuer on Schedule I attached hereto (or any addendum thereto or replacement thereof), and any successors thereto, whether by merger or otherwise.

“Pledged Interests” shall mean, subject to the final sentence of this definition, all of the Equity Interests of any Subsidiary owned by Pledgors from time to time, including without limitation the Equity Interests more particularly described in Schedule I hereto, as amended and supplemented from time to time, and all other Equity Interests which are pledged by Pledgors to Administrative Agent as Pledged Property hereunder. The Pledged Interests shall expressly exclude (i) the Equity Interests constituting more than sixty-five percent (65%) of all issued and outstanding Equity Interests of any Subsidiary of any Pledgor which Subsidiary is a Tier-1 Foreign Subsidiary, (ii) all issued and outstanding Equity Interests of each Foreign Subsidiary of any Pledgor which Foreign Subsidiary is not a Tier-1 Foreign Subsidiary, and (iii) all issued and outstanding Equity Interests of each Chinese Subsidiary which Chinese Subsidiary is not a Material Chinese Subsidiary.

“Pledged Property” shall mean all Pledged Interests and the certificates evidencing the Pledged Interests, and all Dividends, Distributions, securities, cash, instruments, interest payments and other property and Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Interests.

“Proceeds” shall mean all proceeds (including proceeds of proceeds) of the Pledged Interests and Future Rights including all: (a) rights, benefits, distributions, premiums, profits, dividends, interest, cash, instruments, documents of title, accounts, contract rights, inventory, equipment, general intangibles, payment intangibles, deposit accounts, chattel paper, and other property from time to time received, receivable, or otherwise distributed in respect of or in exchange for, or as a replacement of or a substitution for, any of the Pledged Interests, Future Rights, or proceeds thereof (including any cash, Equity Interests, or other securities or instruments issued after any recapitalization, readjustment, reclassification, merger or consolidation with respect to the Issuers and any security entitlements, as defined in Section 8-102(a)(17) of the Code, with respect thereto); (b) “proceeds,” as such term is defined in Section 9-102(a)(64) of the Code; (c) proceeds of any insurance, indemnity, warranty, or guaranty (including guaranties of delivery) payable from time to time with respect to any of the Pledged Interests, Future Rights, or proceeds thereof; (d) payments (in any form whatsoever) made or due and payable to Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Pledged Interests, Future Rights, or proceeds thereof; and (e) other amounts from time to time paid or payable under or in connection with any of the Pledged Interests, Future Rights, or proceeds thereof.

“Ratable” or “ratably” shall mean, in the context of a distribution of Collateral or a distribution of Proceeds of any of the Collateral, an allocation of such Collateral or Proceeds among the Lenders pro rata in accordance with their respective portion of the aggregate dollar amount of the Secured Obligations to which the distribution is being applied.

“Secured Obligations” means, collectively, the respective obligations of each Pledgor under this Agreement, the Credit Agreement, the Guaranty Agreement and the other Loan Documents, including, without limitation, the Obligations.

“Tier-1 Foreign Subsidiary” shall mean any Subsidiary that is a Foreign Subsidiary and is owned directly by a Pledgor hereunder.

“U.C.C.” means the Uniform Commercial Code as in effect in the State of Florida from time to time.

SECTION 1.2. Credit Agreement Definitions, Cross-References. Capitalized terms used herein and not otherwise defined (including the preamble and recitals hereof) shall have the respective meanings assigned to them in the Credit Agreement, unless the context otherwise requires or unless otherwise defined herein. References in this Agreement to any Section, unless otherwise specified, are references to such Section of this Agreement, and references in such Section to any subsection or clause, unless otherwise specified, are references to such subsection or clause of such Section.

SECTION 1.3. U.C.C. Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Agreement, including its preamble and recitals, with such meanings.

ARTICLE 2

PLEDGE

SECTION 2.1. Grant of Security Interest. Each Pledgor hereby pledges, assigns, delivers, sets over, conveys and transfers to Administrative Agent, for its benefit and the benefit of the Lenders, and hereby grants to Administrative Agent, for its benefit and the benefit of the Lenders, a continuing security interest in and to, all of the Collateral.

SECTION 2.2. Security for Secured Obligations. This Agreement and the Collateral secure the payment in full and performance of all Secured Obligations.

(a) SECTION 2.3. Delivery of Pledged Property upon Event of Default; Registration of Pledge; Transfer. All certificates and instruments representing or evidencing any Collateral, including all Pledged Interests, shall be delivered to Administrative Agent and shall be held by Administrative Agent, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary instruments of transfer or assignment, duly executed in blank and, if Administrative Agent shall so request, in its reasonable discretion, with signatures guaranteed by a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States. Administrative Agent shall have the right, upon the occurrence and during the continuation of an Event of Default, and without notice to Pledgors, to transfer to, or to register in the name of Administrative Agent or any of its nominees, any or all of the Pledged Interests, subject only to Section 2.5(b) and Section 4.6. In addition, Administrative Agent shall have the right at any time to request, in its reasonable discretion, that any Pledgor exchange certificates or instruments representing or evidencing any Pledged Interests for certificates or instruments of smaller or larger denominations. If at any time, and from time to time, any Collateral consists of an uncertificated security or a security in book entry form, then Pledgor shall immediately cause such Collateral to be registered or entered, as the case may be, in the name of Administrative Agent, or otherwise cause Administrative Agent’s security interest thereon to be perfected in accordance with applicable law.

SECTION 2.4. No Duty to Administrative Agent. The powers conferred on Administrative Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Beyond reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Administrative Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Administrative Agent shall not be liable or responsible for any loss or damage to any of the Collateral, or from any diminution in the value thereof, by reason of the act or omission of any carrier, forwarding agency, or other agent selected by Administrative Agent in good faith.

SECTION 2.5. Continuing Security Interest; Transfer of Secured Obligation. This Agreement shall:

(a) create a continuing security interest in the Collateral;

(b) remain in full force and effect until the payment in full and performance of all Secured Obligations and termination of the Commitments;

(c) be binding upon the each Pledgor, its successors and assigns, provided, however, that the no Pledgor may assign any of its rights or obligations hereunder without the prior written consent of the Required Lenders; and

(d) inure to the benefit of Administrative Agent and the Lenders and their respective permitted successors, transferees and assigns.

Without limitation to the foregoing, any Lender or Issuing Bank may, solely to the extent permitted by the Credit Agreement, assign or otherwise transfer any Note, Loan or other Secured Obligation, held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted herein or otherwise. Upon the occurrence of the event described in Section 2.5(b) above, the security interest granted herein shall terminate and all rights to the Collateral shall revert to Pledgors, as applicable. Upon any such termination, Administrative Agent will, at Pledgors’ expense, execute and deliver to Pledgors such documents as Pledgors shall reasonably request to evidence such termination, without recourse or warranty to Administrative Agent.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

SECTION 3.1. Representations and Warranties. Each Pledgor represents and warrants as follows:

(a) Such Pledgor is and at all times will be the legal and beneficial owner of, and has and will have at all times good and marketable title to (and has and will at all times have full right and authority to pledge and assign), all Collateral, free and clear of all Liens or other charges or encumbrances, except the Lien granted pursuant hereto in favor of Administrative Agent and other Liens permitted under the Credit Agreement.

(b) The filing of a UCC-1 financing statement and the delivery of the Collateral to Administrative Agent are effective to create a valid, perfected, first priority security interest in such Collateral and all Proceeds thereof, to the extent a security interest in the Collateral and the Proceeds thereof may be perfected by the filing of a UCC-1 and delivering such Collateral to the Administrative Agent, securing the Secured Obligations, except that the filing of a financing statement, the taking of possession or some other action may be required under Section 9-306 of the U.C.C. to perfect a security interest in certain Proceeds of the Collateral that does not constitute Pledged Interests or other securities or instruments.

(c) The Pledged Interests have been duly authorized and validly issued, and are fully paid, and nonassessable.

(d) The Pledged Interests constitute, and at all times thereafter the Pledged Interests will constitute, (a) 100% of all of the issued and outstanding Equity Interests of the Subsidiaries owned by such Pledgor that are not Foreign Subsidiaries and (b) 65% of all of the issued and outstanding Equity Interests of any Tier-1 Foreign Subsidiary of such Pledgor, other than any Chinese Subsidiary which Chinese Subsidiary is not a Material Chinese Subsidiary.

(e) Schedule I to this Agreement is true and correct and complete in all material respects. Without limiting the generality of the foregoing, except as set forth on Schedule I, all Pledged Interests are in certificated form, and, except to the extent registered in the name of Administrative Agent or its nominee pursuant to the provisions of this Agreement, are registered in the name of the applicable Pledgor.

(f) Except for compliance with the requirements of Section 5.7, no authorization, approval, or other action by and no notice to or filing with, any Governmental Authority is or will be required either:

(i) for the pledge by Pledgor of any Collateral pursuant to this Agreement or for the execution, delivery, or performance of this Agreement by Pledgor, or

(ii) for the exercise by Administrative Agent of the voting or other rights provided for in and in accordance with the terms of this Agreement or the remedies in respect of the Collateral pursuant to this Agreement (except, with respect to any Pledged Interests, as may be required in connection with a disposition of such Pledged Interests by laws affecting the offering and sale of securities generally).

SECTION 3.2. Warranties upon Pledge of Additional Collateral. Each Pledgor shall be deemed to restate each representation and warranty set forth in Section 3.1 as at the date of each pledge hereunder by such Pledgor to Administrative Agent of any Collateral with respect to such additional Collateral.

ARTICLE 4

COVENANTS

SECTION 4.1. Protect Collateral; Further Assurances. No Pledgor will sell, assign, transfer, pledge or encumber in any other manner the Collateral (except in favor of Administrative Agent hereunder), except as permitted by the Credit Agreement. Each Pledgor will warrant and defend the right, title and security interest herein granted to Administrative Agent in and to the Collateral (and all right, title and interest represented by the Collateral) against the claims and demands of all Persons whomsoever. Each Pledgor agrees that at any time, and from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments, and take all further action, that may be necessary, or that Administrative

Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

SECTION 4.2. Issuance of Equity Interests. No Pledgor will, subsequent to the date of this Agreement, without the prior written consent of the Required Lenders, cause or permit the Subsidiaries that have issued any Equity Interests pledged hereunder to issue or grant any warrants, options of any nature or other instruments convertible into any class of Equity Interests or issue any additional Equity Interests or sell or transfer any treasury Equity Interests, except that any such Subsidiary may issue Equity Interests to such Pledgor or any other Loan Party which Equity Interests are or become contemporaneously with such issuance, Pledged Interests that are pledged hereunder and become a part of the Collateral (in the same proportion as currently pledged), except for any qualifying Equity Interest required to be issued to directors, managers or officers of such Subsidiary under applicable law. Such Pledgor will notify Administrative Agent within ten (10) Business Days of the issuance of any such additional Pledged Interests, and of any additional Subsidiary formed or acquired after the date hereof (the Equity Interests of which shall likewise become additional Pledged Interests hereunder, subject to the limitation on the pledging of Equity Interests of Foreign Subsidiaries and Chinese Subsidiaries contained in the definition of “Pledged Interests”), and shall, in accordance with Section 5.11 of the Credit Agreement, cause such Pledged Interests, together with signed transfer powers and proxies, and such other documents and instruments as Administrative Agent may require in its reasonable discretion, to be delivered into Administrative Agent’s possession, and take all other steps deemed necessary by Administrative Agent in its reasonable discretion to perfect the first-priority security interest of Administrative Agent in such additional Pledged Interests.

SECTION 4.3. Taxes. Each Pledgor will pay all taxes, assessments and charges levied, assessed or imposed upon the Collateral before the same become delinquent or become Liens upon any of the Collateral, except where the same may be contested in good faith by appropriate proceedings and as to which adequate reserves have been provided.

SECTION 4.4. Transfer Powers. Each Pledgor agrees that all certificated Pledged Interests (and all other certificated Equity Interests constituting Collateral) delivered by Pledgor to Administrative Agent pursuant to this Agreement will be accompanied by all necessary instruments of transfer or assignment, duly executed in blank and, if Administrative Agent shall so request, in its reasonable discretion, with signatures guaranteed by a member of a national securities exchange or the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States. Thereafter, each Pledgor will, upon the request of Administrative Agent, promptly deliver to it such transfer powers, instruments and similar documents, satisfactory in form and substance to Administrative Agent, with respect to the Collateral as Administrative Agent may reasonably request and will, from time to time upon the request of Administrative Agent, promptly transfer any Pledged Interests or other Equity Interests, including all Distributions, constituting Collateral into the name of Administrative Agent or any nominee designated by Administrative Agent.

SECTION 4.5. Continuous Pledge. Each Pledgor will at all times keep pledged to Administrative Agent pursuant hereto all Pledged Interests, all Dividends received during the existence and continuation of an Event of Default and Distributions with respect thereto, and all other Collateral.

SECTION 4.6. Voting Rights; Dividends. In addition, each Pledgor agrees that, upon the occurrence and during the continuance of an Event of Default:

(a) promptly upon receipt thereof by Pledgor and without any request therefor by Administrative Agent, Pledgor shall deliver (properly endorsed where required hereby or requested by Administrative Agent) to Administrative Agent all Dividends, all of which shall be held by Administrative Agent as additional Collateral for use in accordance with Section 5.5;

(b) upon notice to Pledgor by Administrative Agent, all rights of Pledgor to exercise or refrain from exercising voting or other consensual rights in respect of the Collateral shall cease and all such rights shall thereupon become vested in Administrative Agent who shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights; and

(c) promptly upon request of Administrative Agent, Pledgor shall deliver to Administrative Agent such proxies and other documents as may be necessary to allow Administrative Agent to exercise the voting and other consensual rights with respect to any Collateral.

Except as set forth in the immediately preceding sentence, each Pledgor shall be entitled to exercise, in its reasonable judgment, but in a manner not inconsistent with the terms of the Credit Agreement, Guaranty Agreement or any other Loan Document (including this Agreement), the voting powers and all other incidental rights of ownership with respect to any Pledged Interests or other Equity Interests constituting Collateral (subject to Pledgor’s obligation to deliver to Administrative Agent such Pledged Interests and other Equity Interests in pledge hereunder) and to the receipt of all Dividends and Distributions. All Dividends, Distributions, cash payments and Proceeds which Pledgor is obligated to deliver to Administrative Agent in accordance with this Agreement, shall, until delivery to Administrative Agent, be held by Pledgor separate and apart from its other property in trust for Administrative Agent. Administrative Agent agrees that unless an Event of Default shall have occurred and be continuing, Administrative Agent shall, upon the written request of any Pledgor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by Pledgor which are necessary or appropriate to allow Pledgor to exercise voting power with respect to any Equity Interest (including any Pledged Interest) constituting Collateral; provided, however, that no vote shall be cast, or consent, waiver or ratification given, or action taken by Pledgor that would impair in any material respect any Collateral or be inconsistent with or violate any provision of the Credit Agreement, the Guaranty Agreement or any other Loan Document (including this Agreement).

SECTION 4.7. Additional Information. Each Pledgor will furnish to Administrative Agent and the Lenders written notice of the occurrence of any event which would make any representation contained in Article 3 untrue at such time.

ARTICLE 5

EVENTS OF DEFAULT; REMEDIES

SECTION 5.1. Events of Default. The existence or occurrence of any “Event of Default” as provided under the terms of the Credit Agreement shall constitute an Event of Default under this Agreement.

SECTION 5.2. Actions upon Event of Default. In addition to its rights and remedies provided hereunder, whenever an Event of Default shall have occurred and be continuing, Administrative Agent shall have all rights and remedies of a secured party upon default under the U.C.C. or other applicable law. Any notification required by law of any intended disposition by Administrative Agent of any of the Collateral shall be deemed reasonably and properly given if given at least ten (10) days before such disposition. Without limitation of the above, Administrative Agent may, and upon direction of the Required Lenders shall, whenever an Event of Default shall have occurred and be continuing, take all or any of the following actions after giving at least ten (10) days prior notice to Pledgors

(a) transfer all or any part of the Collateral into the name of Administrative Agent or its nominee, without disclosing that such Collateral is subject to the Lien hereunder;

(b) take control of any Proceeds of the Collateral; and

(c) execute (in the name, place and stead of Pledgors) endorsements, assignments, transfer powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

SECTION 5.3. Attorney-in-Fact. Each Pledgor hereby irrevocably appoints Administrative Agent its true and lawful attorney, with full power of substitution, in the name of Pledgors, Administrative Agent, the Lenders or otherwise, for the sole use and benefit of Administrative Agent and the Lenders, but at Pledgors’ expense, upon the occurrence and during the continuation of an Event of Default to take any action and to execute any instrument which Administrative Agent may deem reasonably necessary or advisable enable Administrative Agent to realize the benefit of the security interest provided for in this Agreement.

SECTION 5.4. Private Sales. (a) Each Pledgor recognizes that Administrative Agent may be unable, after the occurrence and during the continuance of any Event of Default, to effect a public sale of any or all the Pledged Interests by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities law or otherwise, and may be compelled to resort to one or more private sales thereof to one or more purchasers that will be obligated to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Administrative Agent shall be under no obligation to delay sale of any of the Pledged Interests for the period of time necessary to permit any Subsidiary to register such securities for public sale under the Securities Act, or under applicable state securities law, even if such Subsidiary would agree to do so.

(b) Each Pledgor further agrees to use its commercially reasonable efforts, after the occurrence and during the continuance of an Event of Default, to do or cause to be done all such acts as may be necessary to make such sale or sales of all or any portion of the Pledged Interests pursuant to this Section 5.4 valid and binding and in compliance with any and all applicable Requirements of Law.

SECTION 5.5. Application of Proceeds. All cash Proceeds received by Administrative Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral shall be applied by the Administrative Agent, promptly upon receipt thereof, in the manner set forth in Section 2.12(c) of the Credit Agreement.

SECTION 5.6. Indemnity and Expenses. Each Pledgor hereby indemnifies and holds harmless Administrative Agent and the Lenders from and against any and all claims, losses, and liabilities growing out of or resulting from this Agreement (including enforcement of this Agreement), to the same extent as Borrower pursuant to the terms of Section 10.3 of the Credit Agreement. Upon demand, each Pledgor will pay, or cause to be paid, to Administrative Agent the amount of any and all reasonable expenses actually incurred, including the reasonable fees and disbursements of its counsel and of any experts and agents actually incurred, which Administrative Agent incurs in connection with:

(a) the administration of this Agreement;

(b) the custody, preservation, use, or operation of, or the sale of, collection from, or other realization upon, any of the Collateral;

(c) the exercise or enforcement of any of the rights of Administrative Agent hereunder and any action taken by Administrative Agent under Section 6.4; and

(d) the failure by any Pledgor to perform or observe any of the provisions hereof.

SECTION 5.7. Registration Rights. If, after the occurrence and during the continuance of an Event of Default and at the time of any proposed sale of Pledged Interests, such Pledgor has a class of securities registered under the Securities Exchange Act of 1934, such Pledgor will at its own expense upon the request of the Administrative Agent:

(a) execute and deliver, and cause each issuer of the Pledged Interests and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of Administrative Agent, advisable to register such Pledged Interests under the provisions of the Securities Act, and to cause the registration statement relating thereto to become effective and remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectuses which, in the opinion of Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

(b) use its best efforts to qualify (if applicable) the Pledged Interests under state securities or “Blue Sky” laws and to obtain all necessary governmental approval for the sale of the Pledged Interests, as requested by Administrative Agent;

(c) cause each issuer of the Pledged Interests to make available to its security holders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 14(a) of the Securities Act; and

(d) do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Interests or any part thereof valid and binding and in compliance with applicable law.

Each Pledgor further acknowledges the impossibility of ascertaining the amount of damages which would be suffered by Administrative Agent and the Lenders by reason of the failure of a Pledgor to perform any of the covenants contained in this Section and, consequently, agrees that the remedy of specific performance may be granted to require Pledgor to comply with the covenants contained in this Section, at any time after Administrative Agent shall demand compliance with this Section.

ARTICLE 6

MISCELLANEOUS

SECTION 6.1. Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

SECTION 6.2. Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departures by Pledgors herefrom shall in any event be effective unless the same shall be in writing, signed by Administrative Agent (with the consent of the Required Lenders), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

SECTION 6.3. Obligations Not Affected. The obligations of Pledgors under this Agreement shall remain in full force and effect without regard to, and shall not be impaired or affected by:

(a) any amendment or modification or addition or supplement to the Credit Agreement, any Note, any other Loan Document, any instrument delivered in connection therewith or any assignment or transfer thereof;

(b) any exercise, non-exercise or waiver by Administrative Agent or any Lender of any right, remedy, power or privilege under or in respect of, or any release of any guaranty or collateral provided pursuant to, this Agreement, the Credit Agreement or any other Loan Document;

(c) any waiver, consent, extension, indulgence or other action or inaction in respect of this Agreement, the Credit Agreement or any other Loan Document or any assignment or transfer of any thereof; or

(d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like, of any Pledgor or any other Person, whether or not Pledgor shall have notice or knowledge of any of the foregoing.

SECTION 6.4. Protection of Collateral. Administrative Agent may from time to time perform, at its option, any act which any Pledgor agrees hereunder to perform and which Pledgor shall fail to perform, and Administrative Agent may from time to time take any other action which Administrative Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

SECTION 6.5. Addresses for Notices. All notices and other communications provided for hereunder to any party hereto shall be given in the manner provided in Section 10.1 of the Credit Agreement, and if to Administrative Agent, at the address set forth in Section 10.1 of the Credit Agreement.

SECTION 6.6. Governing Law; Jurisdiction. Sections 10.5 and 10.6 of the Credit Agreement are incorporated herein, mutatis mutandis, as if a part hereof, and are applicable to the parties hereto.

SECTION 6.7. Postponement of Subrogation. Each Pledgor subordinates and agrees not to exercise any rights against Borrower which it may acquire by way of subrogation or contribution, by any payment made hereunder or otherwise, until all the Secured Obligations shall have been paid in full and the Credit Agreement shall have been terminated. If any amount shall be paid to a Pledgor on account of such subrogation or contribution rights at any time when all the Secured Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Lenders and shall forthwith be paid to Administrative Agent to be credited and applied to the Secured Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement.

SECTION 6.6. Limitation of Liability. Neither Administrative Agent, the Lenders nor any Affiliate thereof, shall have any liability with respect to, and PLEDGORS HEREBY WAIVE, RELEASE AND AGREE NOT TO SUE UPON, ANY CLAIM FOR ANY SPECIAL, INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES SUFFERED BY PLEDGORS IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREIN OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION HEREWITH.

SECTION 6.7. Waiver. Each Pledgor hereby waives all rights under applicable law to require Lenders to proceed against Borrower.

SECTION 6.8. Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by Pledgors and Administrative Agent and be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of each Pledgor and each Lender (or notice thereof satisfactory to Administrative Agent) shall have been received by Administrative Agent and notice thereof shall have been given by Administrative Agent to each Pledgor and each Lender. Facsimile and other electronically scanned and transmitted signatures shall be deemed originals for all purposes of this Agreement.

SECTION 6.9. Headings. The headings of the sections and other provisions hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

SECTION 6.10. Severability. Any provision of this Agreement held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(Signatures on following page)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal as of the date first above written.

EXACTECH, INC., a Florida corporation

By:	/S/ Joel C. Phillips
Name:	Joel C. Phillips
Title:	CFO

Equity Pledge Agreement

SCHEDULE I

PLEDGED INTERESTS

Pledgor	Issuer	Class of Equity Interests	Certificate Numbers (or state if uncertificated)	Number or % of Equity Interests Issued and Pledged
Exactech, Inc.	Altiva, LLC	N/A	1	100%
Exactech, Inc.	Brighton Partners, LLC	N/A	1	100%
Exactech, Inc.	Exactech International, LLC	N/A	1	100%
Exactech, Inc.	Exactech International Operations LTD.	N/A	1	65,000